Exhibit 99.1
Sadot Group Inc. Announces Appointment of Chagay Ravid as New Chief Executive Officer

BURLESON, TX / ACCESS NEWSWIRE / May 29, 2025 / Sadot Group Inc. (Nasdaq: SDOT) ("Sadot Group", "Sadot" or the "Company"), today announced the appointment of Mr. Chagay Ravid as its new Chief Executive Officer, effective May 28, 2025. Mr. Ravid will report to the Board of Directors and lead Sadot’s strategic initiatives, global operations, and business growth efforts.
Mr. Ravid brings a wealth of experience in capital markets having led for 15 years the most active mid market investment bank in Israel www.cukierman.co.il. Mr. Ravid was engaged in over $10 billion transaction values, most of which were tech driven and across different continents. A notable investment of Cukierman's PE Fund was into Mobileye in 2010 which was acquired by Intel for $15B in 2017. In 2023 Mr. Ravid joined Seamless Group, the Asian Fintech Remittance target company of the IFIN spac, as CFO. He guided Seamless through the de spac process between 2023 and 2024 culminating in a Nasdaq listing. Mr. Ravid will leverage his technology background to identify opportunities which are compatible with Sadot’s core commodities business.
Mr. Ravid has held senior executive positions including CFO and CEO in both publicly traded organizations and investment banking. Mr. Ravid has extensive experience in global business operations with a focus on M&A activities, cross-border transactions and financial planning & analysis.
“Chagay’s experience in both technology and finance brings a unique combination of skills to Sadot that go beyond the commodity trades and food supply chain business,” said Stephen Spanos, Sadot Group Board Member and Chair of the Audit Committee. “Sadot has extensive experience in global commodity trading and the overall food supply chain, bringing in Chagay adds a new approach and skillset that the company should benefit from moving forward.”
Mr. Ravid added, “I am pleased to join the Company as CEO, bringing my experience in technology, M&A and cross border transactions. My objective is to work with the Sadot team and bring new and different angles into the group. Sadot has the expertise in commodity trading and the food supply chain throughout its various entities. With AI having such a profound impact on our daily lives, we will review AI and tech opportunities connected to commodities which can help the company grow in multiple ways.”
Mr. David Hanna, who was to become Interim Chief Executive Officer effective June 2, 2025, will remain with the Company and lead the Sadot Canada subsidiary and assist in global trade operations.
Mr. Ravid holds a bachelor’s degree from Hebrew University and a master’s degree from Rutgers University.

About Sadot Group Inc.
Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, South Korea, Singapore, Ukraine, United Arab Emirates and Zambia. For more information, please visit www.sadotgroupinc.com.

Forward-Looking Statements
This press release may include "forward-looking statements" pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should", "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
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